Exhibit 99

          Ameron International Announces Quarterly Dividend


    PASADENA, Calif.--(BUSINESS WIRE)--March 22, 2007--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable May 15, 2007 to stockholders of record on April 26, 2007.

    CONTACT: Ameron International Corporation
             James R. McLaughlin
             Senior Vice President & Chief Financial Officer
             626-683-4000